METLIFE - STATE STREET FINANCIAL TRUST

                      Amendment No. 3 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT


         Pursuant to Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement of the MetLife - State Street Financial Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended as follows:

         Pursuant to Article I, Section 1.1, the name of the Trust is hereby changed to "State Street Research Financial Trust."

         The last sentence of Article IV, Section 4.2(d) of the Master Trust Agreement is hereby amended to read as follows:
         "The liquidation of any particular Sub-Trust or class thereof may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of such Sub-Trust."


         Section 5.3 of Article V of the Master Trust Agreement is revised in its entirety to read as follows:

         "Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a reasonable date and time prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action."

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         Section 7.2 of Article VII of the Master Trust Agreement is revised in its entirety to read as follows:

         "Section 7.2 Reorganization. The Trust, or any one or more Sub-Trusts, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, sub-trusts, partnerships, associations or corporations organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized, with the Trust or Sub-Trust to be the survivor or non-survivor of such consolidation or merger or (2) transfer a substantial portion of its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of The Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations or corporations transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Sub-Trusts, as the case may be, in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of any Sub-Trust."

         This Amendment shall be effective as of March 1, 1996.

         IN WITNESS WHEREOF, the undersigned officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.




                                               /s/ Francis J. McNamara, III
                                               ----------------------------
                                               Francis J. McNamara, III
                                               Secretary